UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 31, 2016

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805
(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 31, 2016, PRGX USA, Inc., a wholly owned subsidiary of PRGX Global, Inc. (PRGX Global, Inc. and PRGX USA, Inc. are collectively referred to as “PRGX”), consummated the merger of Braveheart Merger Co., a wholly owned subsidiary of PRGX USA, Inc., with and into Lavante, Inc. (the “Merger”) pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 25, 2016 by and among PRGX USA, Inc., Braveheart Merger Co., Lavante, Inc. (“Lavante”), PointGuard Ventures I, L.P. and Krish Panu, as Stockholder Representative. Upon the consummation of the Merger, on October 31, 2016, Lavante continued as the surviving corporation of the Merger as a wholly-owned subsidiary of PRGX USA, Inc.

Lavante is a software-as-a-service-based procure-to-pay supplier information management (SIM) and recovery audit services firm, based in San Jose, California. Lavante’s assets consist primarily of its proprietary software applications and customer contracts.

At the closing of the transactions contemplated by the Merger Agreement, PRGX paid to or on behalf of Lavante stockholders $4.25 million in cash, as adjusted for Lavante’s current working capital and as further adjusted for amounts withheld for potential future payment to Lavante stockholders upon the receipt of specified third party consents and waivers (the “Closing Consideration”). The Closing Consideration is subject to a further customary working capital adjustment. In addition, PRGX may be required to pay earnout consideration in cash based on revenue received by PRGX and its subsidiaries (including Lavante) from SIM services from closing through December 31, 2018.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K. PRGX issued a press release on November 1, 2016 regarding the closing of the Merger, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this item with respect to the Merger will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item with respect to the Merger will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 25, 2016 by and among PRGX USA, Inc., Braveheart Merger Co., Lavante, Inc., PointGuard Ventures I, L.P. and Krish Panu, as Stockholder Representative. (1)

99.1	Press Release dated November 1, 2016*

*	Filed herewith.
(1)	Previously filed as Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2016. Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: November 4, 2016